UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

November 9, 2005 (November 9, 2005)

QUALITY DISTRIBUTION, INC.

(Exact name of registrant as specified in its charter)

Florida	000-24180	59-3239073
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3802 Corporex Park Drive

Tampa, Florida 33619

(Address of principal executive offices including Zip Code)

(813) 630-5826

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information contained in Item 5.02 is incorporated herein.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 9, 2005, Quality Distribution, Inc. (the “Company”) appointed Gary R. Enzor as its President. Mr. Enzor, who served as the Company’s Executive Vice President prior to this appointment, will continue to serve as the Company’s Chief Operating Officer. Concurrent with Mr. Enzor’s appointment, Gerald L. Detter, the Company’s current President, Chief Executive Officer and Chairman of the Board of Directors resigned from his position as President. Mr. Detter will continue to serve the Company as its Chief Executive Officer and Chairman of the Board of Directors.

In connection with Mr. Enzor’s appointment as President, his salary under his existing Employment Agreement dated November 3, 2004 has been increased to $285,000 from $250,000 per annum and he will be eligible to receive an annual cash bonus up to 60% of his base salary, rather than 45%, beginning with the current fiscal year. The other terms and conditions of Mr. Enzor’s existing employment agreement remain in effect. Mr. Enzor was also granted stock options covering 25,000 shares of common stock of the Company at an exercise price equal to $6.68, the closing price of the Company’s common stock on the Nasdaq National Market on November 9, 2005, which vest ratably over four years. Mr. Detter’s existing Employment Agreement dated June 5, 2005 has been modified to no longer require his services as President of the Company.

Biographical information about Mr. Enzor can be found in Item 4 of the Company’s amended Annual Report on Form 10-K/A filed on May 2, 2005.

A copy of the Company’s news release dated November 9, 2005 is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibits
99.1	News Release dated November 9, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALITY DISTRIBUTION, INC.
(Registrant)

Dated: November 9, 2005	By:	/s/ Gerald L. Detter
	Name:	Gerald L. Detter
	Title:	Chairman and CEO

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EXHIBIT INDEX

Exhibit Number	Description of Exhibits
99.1	News Release dated November 9, 2005.

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